                                                                     Exhibit 10.4

Mr. Tom Higgerson
4 Garfield Court
North Brunswick, N.J.  08902-1006

Dear Tom:

This letter will serve to confirm our understanding and agreement with respect to your employment by Everlast Worldwide Inc. ["Everlast"]

      1. DUTIES: You will serve as Senior Vice President - Hard Goods. In that regard you will attend at Everlast's New York office facility located at 1350
Broadway, New York, N.Y. 10018 and its manufacturing facility located at 1900
Route DD, Moberly, MO 65270.

      2. COMPENSATION: In exchange for your duties, you will be paid the annual salary of $195,000 together with the following additional compensation:

      A. 12% Bonus earned during 2007 in contemplation of meeting 2007 Company operating and purchasing budgets, said bonus to be paid in February 2008.

      B. 12,000 stock options in accordance with the Company's long term incentive stock option plan, to be issued on the first day of your employment.

      C. $600/month car allowance.

      D. 3 weeks vacation for calendar 2007.

      E. Major medical insurance 100% paid by company.

      F. Participation in Everlast 401k Plan

      3. TERM: The term of this agreement shall be for one year, commencing on
September 7, 2006 and shall automatically renew for one year terms unless cancelled in writing by either party within 60 days of the expiration of any term.

      4. TERMINATION: Everlast reserves the right to discharge you for cause including the material breach of any of the terms of this agreement.

      5. TRADE SECRETS: You recognize and acknowledge that Everlast's trade secrets, patents, designs, and private processes, as they may exist from time to time, are valuable, special and unique assets of Everlast's business and that access to and knowledge of same are, from time to time, essential to the performance of your duties. You will not, during or after your term of employment, in whole or in part, disclose these secrets patents, designs, and private processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever.

      6. CONSTRUCTION: There are no verbal understandings between us. All the conditions of your employment are set forth in this agreement. This agreement shall be construed in accordance with the laws of the State of New York.

If you are in accord with all of the above, please so indicate in the space provided for below on the enclosed copy hereof and return the same to us. This letter shall then constitute our agreement in this matter.

Yours very truly,

EVERLAST WORLDWIDE INC.          .              The foregoing is approved
                                                accepted in its entirety.
By

/s/ Seth Horowitz                               /s/ Tom Higgerson
--------------------                            --------------------------------
Seth Horowitz                                   Tom Higgerson
President and CEO